Exhibit 99.1

JM GLOBAL HOLDING COMPANY COMMON STOCK AND WARRANTS

TO COMMENCE TRADING SEPARATELY ON SEPTEMBER 11, 2015

NEW YORK, NY, September 9, 2015 – JM Global Holding Company (the “Company”) (NASDAQ: WYIGU) today announced that the holders of the Company’s units may elect to separately trade the common stock and warrants underlying the units commencing September 11, 2015. Those units not separated will continue to trade on the NASDAQ Capital Market under the symbol “WYIGU” and the common stock and the warrants are expected to trade under the symbols “WYIG” and “WYIGW”, respectively.

Cantor Fitzgerald & Co. acted as sole underwriter for the offering.

A registration statement relating to the units and the underlying securities was declared effective by the Securities and Exchange Commission on July 23, 2015.

This press release shall not constitute an offer to sell nor the solicitation of an offer to buy, any securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. A copy of the final prospectus relating to the offering may be obtained for free by visiting the U.S. Securities and Exchange Commission website at http://www.sec.gov. Alternatively, a copy of the prospectus related to this offering may be obtained from Cantor Fitzgerald & Co., 499 Park Avenue, 5th Floor, New York, NY 10022 Attention: Capital Markets, email: Prospectus@Cantor.com.

FORWARD-LOOKING STATEMENTS

This press release contains statements that constitute “forward-looking statements.” Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company's registration statement and prospectus for the offering filed with the Securities and Exchange Commission (“SEC”). Copies are available on the SEC's website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact:

Tim Richerson

Chief Executive Officer

JM Global Holding Company

561-900-3672